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                                                                     EXHIBIT 3.3

                                    BY-LAWS


                                       OF


                               XOMA ARIZONA, INC.


                               *   *   *   *   *

                                   ARTICLE I

                                    OFFICES

        Section 1.  Registered Office.  The registered office of XOMA Arizona,
                    -----------------
Inc., an rizona Corporation, (the "Corporation") shall be in the City of Phoenix, in the State of Arizona.

        Section 2.  Other Offices.  The Corporation may also have offices at
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such other laces both within and without the State of Arizona as the Board of
Directors may from time to time determine or the business of the Corporation may require.

        Section 3.  Books.  The books of the Corporation may be kept within or
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without he State of Arizona as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                  ARTICLE II

                                 SHAREHOLDERS

        Section 1.  Time and Place of Meetings.  All meetings of shareholders
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shall be held at such place either within or without the State of Arizona, on such date, and at such time as may be determined from time to time by the Board of Directors (or the Chairman in the absence of a designation by the Board of Directors).

        Section 2.  Annual Meetings.  Annual meetings of shareholders,
                    ---------------
commencing with the year 1999, shall be held to elect the Board of Directors and transact such other business as may properly be brought before the meeting.

        Section 3.  Special Meetings.  Special meetings of shareholders, for
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any purpose or purposes, unless otherwise proscribed by statute or by the
Articles of Incorporation, may be called by the Board of Directors or the Chairman of the Board and shall be called by the Secretary at the request in writing of holders of record of a majority of the outstanding capital stock of the Corporation entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

        Section 4.  Notice of Meetings.  Written notice of all meetings of the
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shareholders shall be mailed or delivered to each shareholder not less than 10 nor more than 60 days prior to the meeting. Notice of any special meeting shall state in general terms the purpose or purposes for which the meeting is to be held. A written waiver of notice, whether given before or after the meeting to which it relates, shall be equivalent to the giving of notice of such meeting to the shareholder or shareholders signing such waiver. Attendance of a shareholder at a meeting shall constitute a waiver of notice of such meeting.
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        Section 5.  Quorum.  Unless otherwise provided under the Articles of
                    ------
Incorporation or these by-laws and subject to Arizona Law, a quorum for the transaction of business at any meeting of shareholders shall consist of the holdings of record of a majority of the issued and outstanding shares of the capital stock of the Corporation entitled to vote at the meeting, present in person or by proxy. At all meetings of the shareholders at which a quorum is present, all matters, except as otherwise provided by law or the Articles of Incorporation, shall be decided by the vote of the holders of a majority of the shares entitled to vote thereat present in person or by proxy. If there be no such quorum, the holders of a majority of such shares so present or represented may adjourn the meeting from time to time, without further notice, until a quorum shall have been obtained. When a quorum is once present it is not broken by the subsequent withdrawal of any stockbroker.

        Section 6.  Action by Shareholders Without a Meeting.  Any action
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required or permitted to be taken at a meeting of the shareholders may be taken without a meeting, without notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by all shareholders entitled to vote with respect to the subject matter thereof.

        Section 7.  Organization.  Meetings of shareholders shall be presided
                    ------------
over by the Chairman, if any, or if none in the Chairman's absence by the Vice-Chairman, if any, or if none or in the Vice-Chairman's absence, the President, if any, or if none or in the President's absence a Vice-President, or if none of the foregoing is present, by a chairman to be chosen by the shareholders entitled to vote who are present in person or by proxy at the meeting. The Secretary of the Corporation, or in the Secretary's absence an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the presiding officer of the meeting shall appoint any person present to act as secretary of the meeting.

        Section 8.  Voting; Proxies; Required Vote.  (a)  At each meeting of
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shareholders, every shareholder shall be entitled to vote in person or by proxy appointed by instrument in writing, subscribed by such shareholder or by such shareholder's duly authorized attorney-in-fact (but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period), and, unless the Articles of Incorporation provide otherwise, shall have one vote for each share of stock entitled to vote registered in the name of such shareholder on the books of the Corporation on the applicable record date fixed pursuant to these By-laws. At all elections of directors the voting may but need not be by ballot and a plurality of the votes cast there shall elect. Except as otherwise required by law or the Articles of Incorporation, any other action shall be authorized by a majority of the votes cast.

        (b) Any action required or permitted to be taken at any meeting of shareholders may, except as otherwise required by law or the Articles of Incorporation, be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of record of all of the issued and outstanding capital stock of the Corporation, and the writing or writings are filed with the permanent records of the Corporation.

        Section 9. Order of Business.  The order of business at all meetings of
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shareholders shall be as determined by the chairman of the meeting.

                                  ARTICLE III

                                   DIRECTORS

        Section 1.  General Powers.  Except as otherwise provided in Arizona
                    --------------
Law or the Articles of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

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        Section 2.  Number, Election and Term of Office.  The number of
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directors which shall constitute the whole Board shall be fixed from time to time by resolution of the Board of Directors but shall not be less than one nor more than nine. The directors shall be elected at the annual meeting of the shareholders, except as provided in Section 12 of this Article III, and each director so elected shall hold office until his successor is elected and qualified or until his earlier death, resignation or removal. Directors need not be shareholders.

        Section 3.  Quorum and Manner of Acting.  Unless the Articles of
                    ---------------------------
Incorporation or these bylaws require a greater number, a majority of the total number of directors shall constitute a quorum for the transaction of business, and the affirmative vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. When a meeting is adjourned to another time or place (whether or not a quorum is present), notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Board of Directors may transact any business which might have been transacted at the original meeting. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

        Section 4.  Time and Place of Meetings.  The Board of Directors shall
                    --------------------------
hold its meetings at such place and at such time as may be determined from time to time by the Board of Directors (or the Chairman in the absence of a determination by the Board of Directors).

        Section 5.  Annual Meeting.  The Board of Directors shall meet for the
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purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual meeting of shareholders, on the same day and at the same place where such annual meeting shall be held. Notice of such meeting need not be given. In the event such annual meeting is not so held, the annual meeting of the Board of Directors may be held at such place, on such date, and at such time as shall be specified in a notice thereof given as hereinafter provided in Section 7 of this Article III or in a waiver of notice thereof signed by any director who chooses to waive the requirement of notice.

        Section 6.  Regular Meetings.  After the place and time of regular
                    ----------------
meetings of the Board of Directors shall have been determined and notice thereof shall have been once given to each member of the Board of Directors, regular meetings may be held without further notice being given.

        Section 7.  Special Meetings.  Special meetings of the Board of
                    ----------------
Directors may be called by the Chairman of the Board or the President and shall be called by the Chairman of the Board, President or Secretary on the written request of three directors. Notice of special meetings of the Board of Directors shall be given to each director at least three days before the date of the meeting in such manner as is determined by the Board of Directors.

        Section 8.  Committees.  The Board of Directors may, by resolution
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passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may also designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Articles of Incorporation, adopting an agreement of merger or consolidation, recommending to the shareholders the sale, lease or exchange of all or substantially all the Corporation's property and assets, recommending to the shareholders a dissolution of the Corporation or a revocation of a dissolution, or amending the bylaws of the Corporation; and

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unless the resolution of the Board of Directors or the Articles of Incorporation
expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

        Section 9.  Action by Consent.  Unless otherwise restricted by the
                    -----------------
Articles of Incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

        Section 10.  Telephonic Meetings.  Unless otherwise restricted by the
                     -------------------
Articles of Incorporation or these bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

        Section 11.  Resignation.  Any director may resign at any time by
                     -----------
giving written notice to the Board of Directors or to the Secretary of the Corporation. The resignation of any director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

        Section 12.  Vacancies.  Unless otherwise provided in the Articles of
                     ---------
Incorporation, vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all the shareholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the Articles of Incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of directors elected by such class or classes or series then in office, or by a sole remaining director so elected. Each director so chosen shall hold office until his successor is elected and qualified, or until his earlier death, resignation or removal. If there are no directors in office, then an election of directors may be held in accordance with Arizona Law. Unless otherwise provided in the Articles of Incorporation, when one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in the filling of other vacancies.

        Section 13.  Removal.  Any director or the entire Board of Directors
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may be removed, with or without cause, at any time by the affirmative vote of the holders of a majority of the outstanding capital stock of the Corporation entitled to vote and the vacancies thus created may be filled in accordance with
Section 12 of this Article III.

        Section 14.  Compensation.  Unless otherwise restricted by the
                     ------------
Articles of Incorporation or these bylaws, the Board of Directors shall have authority to fix the compensation of directors, including fees and reimbursement of expenses.

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                                  ARTICLE IV

                                   OFFICERS

        Section 1.  Principal Officers.  The principal officers of the
                    ------------------
Corporation shall be a President, a Treasurer, a Secretary and such other officers, if any, as the Board from time to time may in its discretion elect or appoint. The Secretary shall have the duty, among other things, to record the proceedings of the meetings of shareholders and directors in a book kept for that purpose. The Corporation may also have such other principal officers, including one or more Controllers, as the Board may in its discretion appoint. One person may hold the offices and perform the duties of any two or more of said offices, except that no one person shall hold the offices and perform the duties of President and Secretary.

        Section 2.  Election, Term of Office and Remuneration.  The principal
                    -----------------------------------------
officers of the Corporation shall be elected annually by the Board of Directors at the annual meeting thereof. Each such officer shall hold office until his successor is elected and qualified, or until his earlier death, resignation or removal. The remuneration of all officers of the Corporation shall be fixed by the Board of Directors. Any vacancy in any office shall be filled in such manner as the Board of Directors shall determine.

        Section 3.  Subordinate Officers.  In addition to the principal officers
                    --------------------
enumerated in Section 1 of this Article IV, the Corporation may have one or more Vice Presidents, Treasurers, Assistant Treasurers, Assistant Secretaries and Assistant Controllers and such other subordinate officers, agents and employees as the Board of Directors may deem necessary, each of whom shall hold office for such period as the Board of Directors may from time to time determine. The Board of Directors may delegate to any principal officer the power to appoint and to remove any such subordinate officers, agents or employees.

        Section 4.  Removal.  Except as otherwise permitted with respect to
                    -------
subordinate officers, any officer may be removed, with or without cause, at any time, by resolution adopted by the Board of Directors.

        Section 5.  Resignations.  Any officer may resign at any time by giving
                    ------------
written notice to the Board of Directors (or to a principal officer if the Board of Directors has delegated to such principal officer the power to appoint and to remove such officer). The resignation of any officer shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

        Section 6.  Powers and Duties.  The officers of the Corporation shall
                    -----------------
have such powers and perform such duties incident to each of their respective offices and such other duties as may from time to time be conferred upon or assigned to them by the Board of Directors.

                                   ARTICLE V

                               GENERAL PROVISIONS

        Section 1.  Fixing the Record Date.  (a)  In order that the Corporation
                    ----------------------
may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 70 nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of

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shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided that the
                                                            --------
Board of Directors may fix a new record date for the adjourned meeting.


        (b) In order that the Corporation may determine the shareholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by Arizona Law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Arizona, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of shareholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by Arizona Law, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

        (c) In order that the Corporation may determine the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the shareholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

        Section 2.  Dividends.  Subject to limitations contained in Arizona
                    ---------
Law and the Articles of Incorporation, the Board of Directors may declare and pay dividends upon the shares of capital stock of the Corporation, which dividends may be paid either in cash, in property or in shares of the capital stock of the Corporation.

        Section 3.  Fiscal Year.  The fiscal year of the Corporation shall be
                    -----------
fixed, and shall be subject to change, by the Board of Directors. Unless otherwise fixed by the Board of Directors, the fiscal year of the Corporation shall be the calendar year.

        Section 4.  Corporate Seal.  The corporate seal shall have inscribed
                    --------------
thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Arizona". The seal may be used in causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

        Section 5.  Voting of Stock Owned by the Corporation.  The Board of
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Directors may authorize any person, on behalf of the Corporation, to attend, vote at and grant proxies to be used at any meeting of shareholders of any corporation (except this Corporation) in which the Corporation may hold stock.

        Section 6.  Amendments.  These bylaws or any of them may be altered,
                    ----------
amended or repealed, or new bylaws may be made, by the shareholders entitled to vote thereon at any annual or special meeting thereof or by the Board of Directors.

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